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                                                             EXHIBIT 23(h)(4)(b)

                              OMNIBUS FEE AGREEMENT

         THIS AGREEMENT is made as of the 1st of January, 2005, by and among THE HIRTLE CALLAGHAN TRUST (the "Trust"), a Delaware business trust, and BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation.

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of several series of shares of beneficial interest ("Shares");

         WHEREAS, the Trust and BISYS FUND SERVICES, L.P. ("BISYS LP"), an Ohio limited partnership, entered into an Administration Agreement, effective as of January 1, 2003, concerning the provision of management and administrative services for the investment portfolios of the Trust (individually referred to herein as a "Fund" and collectively as the "Funds");

         WHEREAS, the Trust and BISYS Ohio entered into a Fund Accounting Agreement and a Transfer Agency Agreement, each effective as of January 1, 2003, concerning the provision of fund accounting and transfer agency services, respectively, for the Funds;

         WHEREAS, the Trust, BISYS Ohio and BISYS LP are entering into an amendment to the Administration Agreement, effective as of the date hereof, extending the term through December 31, 2005, and providing that as of the date hereof BISYS LP is assigning all of its rights and obligations under the Administration Agreement to BISYS Ohio;

         WHEREAS, the Trust and BISYS Ohio are entering into an amendment to Fund Accounting Agreement and an amendment to the Transfer Agency Agreement, each effective as of the date hereof, extending the term through December 31, 2005; and

         WHEREAS, the parties desire to set forth the compensation payable by the Trust under the foregoing amended agreements in a separate written document.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. The Administration Agreement as amended, Fund Accounting Agreement as amended, and Transfer Agency Agreement as amended shall be referred to collectively herein as the "Amended Service Agreements."

         2. The Trust shall pay to BISYS Ohio all of the compensation set forth on Schedule A as set forth therein.

         3. The amount of the compensation due and payable to BISYS Ohio shall be the aggregate fee amount due and payable for administration, fund accounting and transfer agency services during the remaining term of the Amended Service Agreements.

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         4. This Agreement shall be governed by, and its provisions shall be construed in accordance with, the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.

                                        THE HIRTLE CALLAGHAN TRUST


                                        By:
                                              ----------------------------------
                                        Name:
                                        Title:


                                        BISYS FUND SERVICES OHIO, INC.


                                        By:
                                              ----------------------------------
                                        Name:
                                        Title:



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                                   SCHEDULE A


                        FEE SCHEDULE FOR ADMINISTRATION,
                               FUND ACCOUNTING AND
                            TRANSFER AGENCY SERVICES

         The Trust will pay to BISYS Ohio on the first business day of each month in arrears, or at such time(s) as BISYS Ohio shall request and the parties hereto shall agree, a fee computed daily at the annual rate set forth below:

EQUITY FUNDS:

         Eleven one-hundredths of one percent (.11%) of the Trust's equity Funds' average daily net assets up to $1,400,000,000; and

         Ten one-hundredths of one percent (.10%) of the Trust's equity Funds' average daily net assets in excess of $1,400,000,000 up to $1,750,000,000; and

         Nine one-hundredths of one percent (.09%) of the Trust's equity Funds' average daily net assets in excess of $1,750,000,000 up to $2,100,000,000;

         Five and one-half one-hundredths of one percent (.055%) of the Trust's equity Funds' average daily net assets in excess of $2,100,000,000 up to $2,600,000,000; and

         One one-hundredth of one percent (.01%) of the Trust's equity Trust's average daily net assets in excess of $2,600,000,000.

FIXED INCOME FUNDS:

         Nine one-hundredths of one percent (.09%) of the Trust's fixed income Funds' average daily net assets up to $600,000,000; and

         Eight one-hundredths of one percent (.08%) of the Trust's fixed income Funds' average daily net assets in excess of $600,000,000 up to $750,000,000; and

         Seven one-hundredths of one percent (.07%) of the Trust's fixed income Funds' average daily net assets in excess of $750,000,000 up to $900,000,000;

         Three and one-half one-hundredths of one percent (.035%) of the Trust's fixed income Funds' average daily net assets in excess of $900,000,000 up to $1,000,000,000; and

         One one-hundredth of one percent (.01%) of the Trust's fixed income Funds' average daily net assets in excess of $1,000,000,000.

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         The fee payable by the Trust hereunder shall be allocated to each Fund based upon its pro rata share of the total fee payable hereunder. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. The parties acknowledge and agree that, based upon the Amended Services Agreements and fee schedule set forth herein, no out-of-pocket expenses incurred by BISYS Ohio shall be reimbursed under this Agreement except as expressly set forth in the Amended Services Agreements or herein, and that the Funds will pay all costs associated with preparing and filing any tax returns.

AML FEES AND COSTS:

         For the anti-money laundering services provided pursuant to Item 6 of Schedule B to the Transfer Agency Agreement, the Trust shall pay BISYS the following fees and expenses:

Annual program servicing                    $4,500.00
(to be billed in equal monthly amounts of $375.00)

Systems costs

         Early Warning annual fee                        $575.00
         Early Warning per record cost                     $0.17
         (for new account* registration review;
         does not apply to Network Level III accounts)

         Equifax - per request cost                        $5.00

* Changes to account registration information or other account-related information may result in characterizing the account as a "new account" for these purposes.

FAIR VALUE SUPPORT SERVICES AND RELATED EXPENSES:

In the event that the Trust elects to use BISYS' Fair Value Support Services, the following applies:

(a) The Trust shall pay the annual servicing fee for each Fund that the Trust designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS under the Fund Accounting Agreement. The compensation set forth below is payable in addition to the compensation otherwise payable under this Agreement.

In addition, the Trust shall reimburse BISYS for the actual costs incurred by BISYS to Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of a specific Fund or Funds that the Trust designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS under the Fund

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Accounting Agreement. Such costs shall be incurred at the discounted group rate made available to BISYS clients, if applicable.

One-time Development Fee                                             $10,000

Annual Fee for Fair Value Support services provided by BISYS

         For each Fund with less than 200 securities                  $5,000

         For each Funds with at least 200 securities                  $7,500

(The Annual Fee is to be billed in equal monthly installments in respect of each Fund that the Trust designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS.)